EXHIBIT 10.20

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF THE DATE HEREOF, AMONG COMERICA BANK, AS SENIOR LENDER, JACO ELECTRONICS, INC. AS SUBORDINATED LENDER AND NECI ACQUISITION, INC. TO CERTAIN INDEBTEDNESS OWED BY NECI ACQUISITIION, INC. TO COMERICA BANK, AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.


                             NECI ACQUISITION, INC.

                                 PROMISSORY NOTE

                              DUE SEPTEMBER 1, 2009

$2,750,000                                                    [__________, 2004]

      FOR VALUE RECEIVED, the undersigned, NECI ACQUISITION, INC., a Florida corporation (the "Company"), promises to pay to the order of JACO ELECTRONICS, INC., a New York corporation, or its registered assigns (the "Holder"), the principal sum of Two Million Seven Hundred and Fifty Thousand Dollars ($2,750,000) together with interest thereon as provided herein.

1. PRINCIPAL. The principal amount of this Note shall be payable as follows:

            DUE DATE                       AMOUNT OF PRINCIPAL
            --------                       -------------------
      September 1, 2006                               $500,000
      December 1, 2006                                156,250
      March 1, 2007                                   156,250
      June 1, 2007                                    156,250
      September 1, 2007                               156,250
      December 1, 2007                                156,250
      March 1, 2008                                   156,250
      June 1, 2008                                    156,250
      September 1, 2008                               156,250
      December 1, 2008                                250,000
      March 1, 2009                                   250,000
      June 1, 2009                                    250,000
      September 1, 2009                               250,000


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2. INTEREST. Interest shall accrue on the principal amount of this Note outstanding from time to time at a variable rate equal at all times to the highest prime rate, as published in the Wall Street Journal, with changes in such interest rate effective as of the dates of changes in such prime rate, provided that the interest rate hereunder shall not exceed seven percent (7%) per annum. Accrued interest shall be payable quarterly on the first day of each September, December, March and June until September 1, 2009 (the "Maturity Date"), on which date all accrued but unpaid interest, together with the outstanding principal, shall be payable in full. Upon the occurrence of any Event of Default (as hereinafter defined), interest shall accrue instead at the maximum interest rate allowable under New York State Law but in no event greater than 24.99% per annum, and shall be payable on demand.

3. PREPAYMENT.

      (a) Upon not less than 5 days notice given to the Holder, the Company, at its option, may prepay all or any portion of the principal amount of this Note at any time, by paying such amount to the Holder, together with accrued interest thereon to the date fixed for such prepayment.

      (b) All optional prepayments under this Section 3 shall be applied first to payment of interest and thereafter to principal, in inverse order of maturity of the principal installments hereunder.

4. AMENDMENT. Amendments and modifications of this Note may be made only in a writing signed by the Company and the Holder.

5. DEFAULTS AND REMEDIES.

      (a) Events of Default. An "Event of Default" shall occur if:

            (i) the Company shall default in the payment of the principal or interest of this Note, when and as the same shall become due and payable;

            (ii) the Company shall default in the payment of any amounts due to the Holder, including but not limited to any Earn-Out payments owed as set forth in the Asset Purchase Agreement among the Company, the Holder and other parties dated the date hereof (the "Asset Purchase Agreement");

            (iii) any event or condition shall occur that results in the acceleration of the maturity of any indebtedness of the Company or any of its subsidiaries (other than this Note), in a principal amount, individually or in the aggregate of $5,000,000 or more;



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

            (iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or any subsidiary of the Company, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any subsidiary of the Company, or for a substantial part of its property or assets, or (C) the winding up or liquidation of the Company or any subsidiary of the Company; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

            (v) the Company or any subsidiary of the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (iv) of this Section 5(a), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any subsidiary of the Company, or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing;

            (vi) one or more judgments for the payment of money in an aggregate amount in excess of $150,000 (to the extent not covered by insurance) shall be rendered against the Company or any subsidiary of the Company and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any subsidiary of the Company to enforce any such judgment;

            (vii) the Company's Board of Directors resolves to, or an order, judgment or decree is entered to, wind-up, dissolve or liquidate the Company;

            (viii) the Company ceases or threatens to cease operating and carrying on its business as it is now conducted;

            (ix) the sale of all or substantially all of the Company's assets (other than sales of inventory in the ordinary course of business) or the Company's Board of Directors authorizes any such sale;

            (x) the Company grants to any party or permits to exist any lien, security interest, encumbrance or other claim against any of the Company's assets, unless such party and the Holder have entered into a subordination agreement or the Holder has otherwise consented thereto in writing;



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

            (xi) the occurrence of a Change of Control; for purposes hereof, "Change of Control" shall mean the occurrence of any of the following events after the date of this Agreement: (a) Sagamore Holdings, Inc., a Florida corporation ("Parent") shall cease to own 100% of the capital stock of the Company; or (b) any natural person or entity of any kind (a "Person") or "group" (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) of Persons, other than Robert Farrell and Joseph Donohue, each having an address of 33 South Wood Avenue, Iselin, New Jersey (collectively, "Principals") (i) shall have acquired beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act or any successor provision thereto) of more than 49% of the aggregate voting power and/or economic interest in the capital stock of the Parent or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors of the Parent; or (c) during any period of 12-consecutive months, (i) individuals who at the beginning of such period were members of the Board of Directors of the Parent, together with (ii) individuals who during such period became members of such Board of Directors and were either elected by such Board of Directors or whose nomination for election was approved by a majority of the members of such Board of Directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Parent then in office; or (d) the Parent or the Company shall conduct one or more public offerings or private placements of their securities, as a result of which either or both of them receive aggregate gross proceeds of at least $3,750,000 from any party other than Cornell Capital Partners, LP; or (e) the Principals shall sell, transfer, assign or otherwise dispose of more than 40% of the equity interests in the Parent owned by the Principals on the date hereof.

      (b) Acceleration. If an Event of Default occurs under clauses (a)(iv) or
(v) of this Section 5, then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, after 10 days written notice to the Company, may declare the principal of and accrued interest on the Note to be due and payable immediately. Upon the expiration of the 10 days after written notice, such principal and interest shall become immediately due and payable. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 12 hereof.

6. SUITS FOR ENFORCEMENT.

      (a) Upon the occurrence of any one or more Events of Default, the Holder may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holder of this Note.

      (b) The Holder may direct the time, method and place of conducting any proceeding for any remedy available to it.



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

      (c) In case of any Event of Default under this Note, the Company will pay to the Holder such amount as shall be sufficient to cover the reasonable costs and expenses of such Holder due to such Event of Default.

7. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by applicable law, the Company and the Holder severally waive presentment for payment, demand, protest and notice of dishonor.

8. REMEDIES NOT WAIVED. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

9. TRANSFER. The term "Holder" as used herein shall also include any transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). This Note may be assigned, sold or otherwise transferred provided such assignment, sale or transfer is in compliance with the Securities Act and all other applicable law. The Company may not assign this Note or delegate its duties hereunder without the prior written consent of the Holder.

10. REPLACEMENT OF NOTE. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Company, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Company, such Holder must provide indemnity sufficient in the reasonable judgment of the Company to protect the Company from any loss which they may suffer if a lost, stolen or destroyed Note is replaced.

11. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

12. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery to:

      (a) if to the Company:

                           NECI Acquisition, Inc.
                           33 South Wood Avenue
                           Suite 600
                           Iselin, NJ 08830
                           Telecopier: (732) 603-3883
                           Attention:  Robert Farrell/Joseph Donohue



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

      (b) if to the Holder:

                           Jaco Electronics Inc.
                           145 Oser Avenue
                           Hauppauge, NY 11788
                           Telecopier No.: (631) 273-3621
                           Attention: Mr. Jeffrey Gash

All such notices and communications shall be deemed to have been duly given when: delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five business days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

13. LATE CHARGES AND CERTAIN EXPENSES. A late payment premium equal to four percent (4%) of any principal or interest payment made more than ten (10) days after the due date thereof shall be due and payable with any such late payment. The Company will pay all reasonable out of pocket expenses of the Holder (including, without limitation, fees, charges and disbursements of counsel) in connection with the enforcement of this Note, whether or not suit be brought.

14. PAYMENTS. All payments of principal of and interest on this Note shall be paid in lawful money of the United States of America by wire transfer of immediately available funds to an account designated by the Holder.

15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

16. CERTAIN NOTICES. The Company hereby waives presentment, demand, notice of protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

17. CONSENT TO JURISDICTION. For all litigation of disputes or controversies which may arise out of or in connection with this Note, both the Company and the Holder hereof hereby waive the right to trial by jury and hereby consent to the jurisdiction of the courts of the State of New York and the Federal courts sitting in the State of New York. The Company agrees that any and all process directed to it in any such litigation may be served upon it outside of the State of New York with the same force and effect as if such service had been made within the State of New York.

18. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

19. HEADINGS. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.



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

20. SET-OFF. The payments required to be made hereunder are subject to set-off as and to the extent provided in Section 7.4 of the Asset Purchase Agreement.





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      IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.


                                              NECI ACQUISITION, INC.


                                              By: _____________________________
                                                  Name:
                                                  Title:














                            [SIGNATURE PAGE OF NOTE]





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